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                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.   20549

                                        FORM 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

                                    October 24, 1994

                    Date of Report (Date of earliest event reported)

                                 THE HARPER GROUP, INC.
                 (Exact name of registrant as specified in its charter)


             DELAWARE            0-8664         94-1740320
             (State or other     (Commission    (IRS Employer
             jurisdiction of     File Number)   Identification No.)

               260 Townsend Street, San Francisco, California 94107-0933
                  (Address of principal executive officers) (Zip Code)

                 (Registrant's telephone number, including area code):
                                     (415)978-0600

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             Item 5.   Other Events.

                       On October 24, 1994, the Board of Directors of The
             Harper Group, Inc., (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, of the Company (the "Common Shares"). The dividend is payable on November 7, 1994 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Series A Preferred Shares") of the Company at a price of $53.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 24, 1994 (the "Rights Agreement") between the Company and Chemical Trust Company of California, as Rights Agent (the "Rights Agent").

                       Until the earlier to occur of (i) a public
             announcement by the Company that (a) a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares or
             (b) a person or group of affiliated or associated persons has been determined to be an Adverse Person (as defined below) (in either case, an "Acquiring Person") or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of the dates referred to in clause (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of a Summary of Rights to Purchase Preferred Shares substantially in the form of Exhibit C to the Rights Agreement.

                       As set forth in the Rights Agreement, an "Adverse
             Person" means any person declared to be an Adverse Person by the Board of Directors of the Company upon a determination that such Person, alone or together with such person's affiliates and associates, has become the beneficial owner of a number of Common Shares that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the Common Shares then outstanding) and a

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             determination by the Board of Directors after reasonable
             inquiry and investigation, including consultation with such Persons as the Board of Directors shall deem appropriate, that (i) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interest of the Company, its subsidiaries and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company, its subsidiaries and its stockholders.

                       The Rights Agreement provides that, until the
             Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                       The Rights are not exercisable until the
             Distribution Date. The Rights will expire on October 24, 2004 (the "Final Expiration Date"), unless the Final
             Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

                       The Purchase Price payable, and the number of
             Series A Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase

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             Series A Preferred Shares at a price, or securities
             convertible into Series A Preferred Shares with a conversion price, less than the then-current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidence of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                       The number of outstanding Rights are also subject
             to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivision, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                       Because of the nature of the Series A Preferred
             Shares dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series A Preferred Share purchasable upon exercise of each Right should approximate the long-term value of one Common Share.

                       In the event that the Board of Directors determines
             that any person or group of affiliated or associated persons has become an Acquiring Person, proper provision is required to be made so that each holder of a Right, other than the Acquiring Person (whose Rights will become void), will thereafter have the right to receive upon exercise of the Right, at its then current exercise price, that number of Common Shares having a market value of two times the exercise price of the Right.

                       In the event that, after a person or group has been
             determined by the Board of Directors to have become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision is required to be made so that each holder of a Right (other than an Acquiring Person, whose Rights will have become void) will thereafter have the right to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction which at the time of such transaction have a market value of two times the exercise price of the Right.

                       At any time after the determination of the Board of
             Directors that any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than

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             Rights owned by such person or group, which will have become void), in whole or in part, for Common Shares or Series A Preferred Shares at an exchange ratio of one Common Share, or one one-hundredth of a Series A Preferred Share (or of a share of a class or series of the Company' preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                       With certain exceptions, no adjustment in the
             Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Series A Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

                       At any time prior to the time that the Company
             announces that an Acquiring Person has become such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                       For so long as the Rights are then redeemable, the
             Company may amend the Rights in any manner other than to change the Redemption Price or provide for an earlier Final Expiration Date. After the Rights are no longer redeemable the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

                       Until a Right is exercised, the holder thereof, as
             such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                       The Rights have certain anti-takeover effects.  The
             Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors.

                       The form of Rights Agreement between the Company
             and the Rights Agent, which includes as Exhibit A thereto the Certificate of Designation, Preferences and Rights of
             Series A Junior Participating Preferred Stock, as Exhibit B

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             thereto the Form of Right Certificate and as Exhibit C
             thereto a Summary of Rights to Purchase Preferred Shares, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such Exhibits.

             Item 7.   Financial Statements, Pro Forma Financial
                       Information and Exhibits.

                       (c)  Exhibits.

                       1. Rights Agreement dated as of November 24, 1994 between Harper Group, Inc. and Chemical Trust Company of California, as Rights Agent, which includes as Exhibit A thereto the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Right Certificate and as Exhibit C thereto a Summary of Rights to Purchase Preferred Shares. (Exhibit to the Registrant's Form 8-A filed
             October 24, 1994; incorporated herein by reference).

                                       SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Dated: October 28, 1994       THE HARPER GROUP, INC.
                                           (Registrant)



                                           By:  Robert H. Kennis, Signature
                                                Vice President and
                                                Secretary